Exhibit 10.17

MULTI-COLOR CORPORATION

RESTRICTED SHARE UNIT AGREEMENT (PERFORMANCE-BASED)

THIS RESTRICTED SHARE UNIT AGREEMENT (“Agreement”), dated as of the      day of             , 2015, by and between MULTI-COLOR CORPORATION, an Ohio corporation (“Company”), and                      (“Grantee”), is made pursuant to the provisions of the Company’s 2012 Stock Incentive Plan (“Plan”). All terms used in this Agreement that are defined in the Plan shall have the same meanings given them in the Plan.

RECITALS:

A. The Company has adopted the Plan to enhance the ability of the Company to attract and retain highly qualified employees.

B. The Grantee is an executive officer and key employee of the Company.

C. The Company and Grantee desire to enter into this Agreement to set forth their understanding with respect to the grant of rights, described in Section 6(c) of the Plan, denominated in shares of the Company common stock (“Common Shares”) to receive an amount payable in Common Shares, equal to the value of a number of Common Shares specified herein (“Restricted Share Units” or “RSUs”).

AGREEMENT:

NOW, THEREFORE, the parties hereto agree as follows:

1. AWARD OF RESTRICTED SHARE UNITS. Subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth in this Agreement, the Company on this date awards to the Grantee up to the maximum number of                  Restricted Share Units as identified on Exhibit A attached hereto and incorporated herein by reference. The Restricted Share Units shall be credited to a book entry account established for the Grantee until payment in accordance with Section 4 hereof.

2. VESTING OF RESTRICTED SHARE UNITS.

2.1 The Restricted Share Units shall vest on the date that the Committee certifies that the Core EPS Goal (defined below) has been achieved (the “Vesting Date”), subject to the provisions herein. As used herein, “Core EPS Goal” means an increase in Ending Core EPS (defined below) over Beginning Core EPS(defined below) at a compound annualized growth rate designated by the Committee. The level of vesting, and the designated compound annual growth rates to achieve the Core EPS Goal, are set forth on Exhibit A attached hereto. For purposes of this Agreement “Core EPS” shall mean the core earnings per share of the Company as typically reported on its financial results reported to the public. “Beginning Core EPS” shall be the Core EPS of the Company for the fiscal year ended March 31, 2015 ($        ). “Ending Core EPS” shall be the Core EPS of the Company for the fiscal year ending March 31, 2018.

2.2 If while in the employ of the Company the Grantee dies or has a Disability the Restricted Share Units shall vest on a pro rata basis in proportion to the amount of time the Grantee has been employed with the Company from March 31, 2015 to the date of such death or Disability relative to the period from March 31, 2015 through March 31, 2018; provided, however, that in the event the Core EPS Goal is not achieved, the Grantee shall not be entitled to vesting of any Restricted Share Units upon Grantee’s death or Disability. For the avoidance of doubt, if Grantee dies or has a Disability on March 31, 2017 while employed by the Company and the Committee certifies that the Core EPS Goal is achieved, Grantee, or Grantee’s estate, as the case may be, shall be vested with respect to two thirds of the Restricted Share Units in accordance with the terms of this Agreement.

2.3 If the Grantee’s employment with the Company terminates as a result of Normal Retirement (defined below) or Early Retirement (defined below), as the case may be, the Restricted Share Units shall vest on a pro rata basis in proportion to the amount of time the Grantee has been employed with the Company from March 31, 2015 to the date of such retirement relative to the period from March 31, 2015 through March 31, 2018; provided, however, that in the event the Core EPS Goal is not achieved, the Grantee shall not be entitled to vesting of any Restricted Share Units upon Grantee’s Normal Retirement or Early Retirement, as the case may be. As used herein, “Normal Retirement” means retirement with the Company at or after age 62 after ten years of service with the Company, and “Early Retirement” means retirement with the Company at or after age 55, but before age 62, after ten years of service with the Company.

2.4 The Restricted Share Units shall vest in full upon the occurrence of a Change in Control notwithstanding Section 2.1’s provision for the Committee’s certification of the achievement of the Core EPS Goal.

3. FORFEITURE OF RESTRICTED SHARE UNITS.

3.1 In no event shall any of the Restricted Share Units vest if the Grantee’s employment terminates for Cause or for any other reason not identified in Section 2.2, 2.3 or 2.4 on or before March 31, 2018. For the avoidance of doubt, if on or before March 31, 2018 the Grantee’s employment is involuntarily terminated or if Grantee resigns without satisfying the conditions of Normal Retirement or Early Retirement, the Grantee shall forfeit the Restricted Share Units even if the Committee certifies that the Core EPS Goal is achieved.

4. PAYMENT.

4.1 Except as otherwise provided in this Agreement, the Company shall deliver to the Grantee one Common Share for each vested Restricted Share Unit not later than thirty (30) days following the date that the Committee certifies that the Core EPS Goal has been achieved.

4.2 The Company’s obligations with respect to the Restricted Share Units shall be satisfied in full upon the delivery of its Common Shares pursuant to Section 4.1 herein.

5. TRANSFERABILITY. Except as may be otherwise provided in the Plan, the Restricted Share Units (including any right or interest therein) may not be transferred and shall not be subject in any manner to assignment, alienation, mortgage, disposition, pledge, encumbrance or charge, until all restrictions are removed or have expired, unless otherwise provided under the Plan. Any purported transfer or encumbrance in violation of the provisions of this Section 5 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Share Units.

6. NO VOTING / OTHER RIGHTS. Except as may otherwise be provided by Section 7, Grantee will not have any rights of a shareholder of the Company with respect to the Restricted Share Units until the delivery of the underlying Common Shares. The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Common Shares in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

7. DIVIDEND EQUIVALENT PAYMENT RIGHTS. The Grantee shall be credited with dividend equivalent payment rights with respect to the Restricted Share Units; such dividend equivalents shall be distributed (without interest) to the Grantee only if and when the restrictions imposed by this Agreement lapse with respect to the Restricted Share Units.

8. CONTINUOUS EMPLOYMENT. Unless otherwise specified by the Plan, for purposes of this Agreement, the continuous employment of the Grantee with the Company shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his employment among the Company or a leave of absence approved by the Committee.

9. NO EMPLOYMENT CONTRACT. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee.

10. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.

11. TAXES AND WITHHOLDING. To the extent that the Company is required to withhold any federal, state, local, foreign or other tax in connection with the Restricted Share Units pursuant to this Agreement, it shall be a condition to earning the award that the Grantee make arrangements satisfactory to the Company for payment of such taxes required to be withheld. With respect to payments under Section 4 herein, the Committee may, in its sole discretion, require the Grantee to satisfy such required withholding obligation by surrendering to the Company a portion of the Common Shares earned by the Grantee hereunder, and the Common Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Fair Market Value of such Common Shares on the date of surrender.

12. ADJUSTMENTS. The number and kind of Common Shares deliverable pursuant to a Restricted Share Unit are subject to adjustment as provided in Section 8 of the Plan.

13. COMPLIANCE WITH LAW. While the Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the Restricted Share Units or Common Shares that may be delivered pursuant to Section 4 herein, the Company shall not be obligated to deliver any Restricted Share Units or Common Shares pursuant to this Agreement if the delivery thereof would result in a violation of any such law or listing requirement.

14. AMENDMENTS. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent unless the Committee determines, in good faith, that such amendment is required for the Agreement to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may be provided in the Plan.

15. SECTION 409A OF THE CODE. It is intended that the Restricted Share Units shall be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The terms of this Agreement shall be construed, administered, and governed in a manner that effects such intent, and the Committee shall not take any action that would be inconsistent with such intent. Without limiting the foregoing, the Restricted Share Units shall not be deferred, accelerated, extended, paid out, settled, adjusted, substituted, exchanged or modified in a manner that would cause the award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise would subject the Grantee to the additional tax imposed under Section 409A of the Code.

16. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

17. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern except with respect to Section 2.1 through 2.4 of this Agreement. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Share Units.

18. SUCCESSORS AND ASSIGNS. Without limiting Section 5, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

19. NO ADVICE REGARDING AWARD. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the acquisition or sale of the underlying securities. The Grantee is hereby advised to consult with the Grantee’s personal tax, legal or financial advisors regarding the decision to participate in the Plan before taking any action related to the Plan.

20. GOVERNING LAW.

20.1 The interpretation, performance, and enforcement of this Agreement, including tort claims, shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

20.2 Any party bringing a legal action or proceeding against another party arising out of or relating to this Agreement may bring the legal action or proceeding only in the United States District Court for the Southern District of Ohio and any of the courts of the State of Ohio, in each case sitting in Cincinnati, Ohio.

20.3 Each of the Company and the Grantee waives, to the fullest extent permitted by law, (i) any objection which it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Agreement brought in any court of the State of Ohio sitting in Cincinnati, Ohio or the United States District Court for the Southern District of Ohio sitting in Cincinnati, Ohio, including, without limitation, a motion to dismiss on the grounds of forum non conveniens or lack of subject matter jurisdiction; and (ii) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

20.4 Each of the Company and the Grantee submits to the exclusive jurisdiction (both personal and subject matter) of (i) the United States District Court for the Southern District of Ohio sitting in Cincinnati, Ohio and its appellate courts, and (ii) any court of the State of Ohio sitting in Cincinnati, Ohio and its appellate courts, for the purposes of all legal actions and proceedings arising out of or related to this Agreement.

21. LANGUAGE. If the Grantee receives this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

22. ELECTRONIC DELIVERY. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MULTI-COLOR CORPORATION

By:

Title:
(“Company”)

(Signature of Grantee)

(Printed Name of Grantee)

EXHIBIT A

	<Threshold	Threshold		Target		Outstanding/Max
Core EPS Growth	<5.0%	5%		10%		15% or more
RSU’s vested	0	(50% of Target	)	(100% of Target	)	(150% of Target	)

*	Amount of vested RSU’s to be interpolated based on actual Core EPS Growth.